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                                 CERTIFICATIONS

                                  Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sub Surface Waste Management of Delaware, Inc., (the "Company") on Form 10-QSB for the period ending March
31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bruce S. Beattie, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            /S/ BRUCE S. BEATTIE
                                            --------------------
                                            Bruce S. Beattie

                                    Chief Executive Officer
                                    May 19, 2003

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